EXHIBIT 23.1




                            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the Incorporation by reference in this registration statement
of Triangle Bancorp, Inc. on Form S-8 (File No. 333-      ) of our report
dated February 2, 1996, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, appearing in the 1995 Annual Report on Form 10-K of Triangle Bancorp, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.


COOPERS & LYBRAND L.L.P.


Raleigh, North Carolina
March 11, 1997